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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

To the Board of Directors of
     CABLESHARE INC.

     We consent to the use of our report included herein, and to the reference to our firm under the heading "Experts" in the prospectus. Our report includes additional comments for U.S. readers referring to the economic dependency of Cableshare Inc. on its parent.

KPMG
Chartered Accountants

London, Canada
November 26, 1996